Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of SunTrust Acquisition Closed-End Seconds Trust, Series 2007-1 comprising part of the Registration Statement (No. 333-141008) of our report dated March 14, 2007 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants

Hamilton, Bermuda
May 9, 2007